SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): July 28, 2004

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

345 East Main Street, Warsaw, Indiana 46580
(Address of principal executive offices)

     Registrant’s telephone number, including area code: 574/267-6131

     Former name or former address, if changed since last report: N/A

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits
ITEM 12. Results of Operations and Financial Condition
SIGNATURE
Press Release

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99(a)	Press Release, dated July 28, 2004, issued by the Registrant

ITEM 12. Results of Operations and Financial Condition

     On July 28, 2004, Zimmer Holdings, Inc. (the “Registrant”) reported its results of operations for the quarter ended June 30, 2004. The Registrant’s earnings release is attached as Exhibit 99(a) and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

     As previously announced, the Registrant acquired Centerpulse AG on October 2, 2003 and Implex Corp. on April 23, 2004. The earnings release attached as Exhibit 99(a) includes comparative sales information to prior year information for the Registrant and Centerpulse on a combined basis. It also includes information reflected in its statements of earnings and guidance for diluted earnings per share on an adjusted basis excluding the impact of the following which relate to the Centerpulse and Implex acquisitions: inventory step-up, acquisition and integration expenses and related income tax benefits.

     Management believes that the presentation of the combined and adjusted information allows investors to more easily compare the Registrant’s performance on a period to period basis. It also aids investors in understanding the operating results of the Registrant absent the specific acquisition-related items detailed above. However, these measures should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

     All of the non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the press release.

     The Registrant is furnishing the information contained in this report, including the Exhibits, pursuant to Item 12 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC. By filing this report on Form 8-K and furnishing this information, the Registrant makes no admission as to the materiality of any information in this report, including the Exhibits.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIMMER HOLDINGS, INC.
Dated: July 28, 2004
	By:	/s/ David C. Dvorak
David C. Dvorak
Executive Vice President, Corporate Services and Chief Counsel

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